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                                                                   Exhibit 10.14

                       FOLKSAMERICA HOLDING COMPANY, INC.

                      VOLUNTARY DEFERRED COMPENSATION PLAN


                          (As Adopted August [ ], 1997)

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                                      INDEX

ARTICLE        DESCRIPTION                                                                PAGE
  I.           PURPOSE OF PLAN ...........................................................  1

  II.          DEFINITIONS ...............................................................  1

  III.         ELIGIBILITY ...............................................................  3

  IV.          PARTICIPATION .............................................................  4

  V.           GENERAL PROVISIONS ........................................................  5

  VI.          DEFERRED COMPENSATION ACCOUNTS ............................................  6

  VII.         PARTICIPANTS' RIGHTS UNSECURED ............................................ 12

  VIII         PAYMENT OF DEFERRED COMPENSATION .......................................... 13

  IX.          VALUATION DATE ............................................................ 16

  X.           DEATH OF PARTICIPANT ...................................................... 16

  XI.          ALIENATION ................................................................ 16

  XII.         TAX WITHHOLDING ........................................................... 16

  XIII.        CONSENT ................................................................... 17

  XIV.         SEVERABILITY .............................................................. 17

  XV.          AMENDMENT AND TERMINATION ................................................. 18

  XVI.         CHANGE OF CONTROL ......................................................... 19

  XVII.        PLAN ADMINISTRATION ....................................................... 20

                                        i
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                       Folksamerica Holding Company, Inc.

                      VOLUNTARY DEFERRED COMPENSATION PLAN
                           (ADOPTED AUGUST [ ], 1997)

                                    ARTICLE I
                                 PURPOSE OF PLAN

1.1 The purpose of this Plan is to provide eligible Directors, Officers and Key Employees of Folksamerica Holding Company, Inc. and its subsidiaries with the opportunity to defer compensation. The Plan is also intended to establish a method of attracting and retaining persons whose abilities, experience and judgment can contribute to the long-term strategic objectives of the Company.

1.2 The Committee intends that the Plan be an unfunded non-qualified deferred compensation plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company and its subsidiaries, and that contributions to the Plan shall be deductible by the Company pursuant to Section 404 (a)(5) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE II
                                   DEFINITIONS

        As used in this Plan, the following terms shall have the meanings hereinafter set forth:

2.1 "Base Salary" means the annual salary paid to Officers and Key Employees of the Company which is paid biweekly (or other regular interval) during the calendar year.

2.2 "Beneficiary" means any person(s) or legal entity(ies) designated by the Participant or otherwise determined in accordance with ARTICLE V.

2.3     "Board of Directors" means the Board of Directors of the Company.

2.4 "Committee" means the Human Resources Committee as initially appointed by the Board of Directors and as appointed from time to time by written action of the Board of Directors.

2.5 "Company" means Folksamerica Holding Company, Inc. and certain of its wholly-owned affiliates as designated by the Committee or the Board of Directors from time to time, and their successors and assigns.

2.6 "Compensation" means, by type, Base Salary, cash bonuses, performance units, stock appreciation rights, performance shares, restricted stock, Director's Fees, warrants, stock options and other qualifying remuneration paid or otherwise payable by the Company, as determined by the Committee.

2.7 "Deferral Period" means the Plan Year(s) in which the Participant would otherwise receive Compensation but for ,the election made to defer such Compensation pursuant to ARTICLE IV.

2.8 "Deferred Compensation" means Compensation deferred pursuant to this Plan.

                                        1
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2.9     "Deferred Compensation Account" means the individual account maintained under the Plan for a Participant.

2.10 "Deferred Compensation Election Form" means the standardized election form that each Participant must execute in accordance with ARTICLE IV in order to participate in the Plan, an example of which is attached hereto as EXHIBIT # 1.

2.11 "Director" means a director of the Company who is not an employee of the Company.

2.12 "Director's Fees" means any annual retainer amount plus all fees for meetings attended of the Company.

2.13 "Eligible Participant" means Directors, Officers and Key Employees of the Company designated by the Committee as eligible to participate in the Plan.

2.14    "Investment Option" means an option made available to Participants under
        ARTICLE VI.

2.15    "Investment Option Election" means a Participant election made under
        ARTICLE VI.

2.16 "Key Employee" means any executive employee or other overtime-exempt employee of the Company or any subsidiary which participates in the Plan, that the Committee in its sole discretion decides is important to the ongoing business objectives of the Company.

2.17 "Market Price of Share(s)" on any day means (i) if Shares are listed on the New York Stock Exchange, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which Shares are listed or admitted to trading or, if Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and the low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by one or more professional market makers making a market in Shares and (ii) if Shares are not publicly held or so listed or publicly traded, the fully diluted book value per Share as determined by the Committee in accordance with United States generally accepted accounting principles.

2.18 "Officer" means an officer of the Company or any subsidiary which participates in the Plan, as defined in the Corporate By-Laws.

2.19 "Participant" for any Plan Year means an Eligible Participant who elects to participate in the Plan in accordance with the procedures set forth in ARTICLE IV.

2.20 "Plan" means the Folksamerica Holding Company, Inc. Voluntary Deferred Compensation Plan as embodied herein and as amended from time to time.

2.21 "Plan Year" means the twelve (12) month calendar year beginning January 1 and ending December 31, or such shorter period as the case may be in the year the Plan is adopted or terminated.

2.22 "Share(s)" means a share(s) of Folksamerica Holding Company, Inc. common stock ($.01 par value).

2.23 "Valuation Date" means the last business day of either a calendar year or calendar quarter, as the Committee will determine from time to time.

2.24 CONSTRUCTION. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

                                        2
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                                   ARTICLE III
                                   ELIGIBILITY

        Each Director of the Company who receives Director's Fees, and each Officer and Key Employee who receives Compensation as an employee of the Company or any subsidiary which participates in the Plan, shall be eligible to participate in the Plan if selected by the Committee. The Committee has total discretion to determine who is eligible to defer Compensation on a Plan Year by Plan Year basis.

                                   ARTICLE IV
                                  PARTICIPATION

4.1 ELECTION TO PARTICIPATE. Subject to Section 4.2, in order to participate in the Plan for a particular Plan Year, an eligible Director, Officer or Key Employee must make a valid election by executing and filing with the Committee, before the commencement of such Plan Year, a Deferred Compensation Election Form, an example of which is attached hereto as EXHIBIT # 1.

4.2 (i) NEW PARTICIPANT. Notwithstanding Section 4.1, but subject to section 4.2(ii), a newly appointed Director, or newly hired Officer or Key Employee, who becomes an Eligible Participant after the first day of the Plan Year, may elect to participate in the Plan for such Plan Year with respect to future Compensation by filing a Deferred Compensation Election Form within fifteen (15) days after his initial date of appointment or employment.

        (ii) 365 DAY EXISTING OPTION TIMING ELECTION. Notwithstanding Section 4.1, and solely for purposes of the transition rule for converting Existing Options (see Section 6.9 herein), an election to convert Existing Options must be made on a Deferred Compensation Election Form at least 365 calendar days prior to the date (the "Trigger Date") on which such Existing Option(s) either:

             1) becomes no longer subject to a risk of forfeiture (e.g.
                restricted stock);

             2) lapses or is no longer exercisable (e.g. options, warrants,
                SARs); or

             3) is deemed earned and payable by the Board of Directors (e.g.
                performance shares/units).

4.3 ELECTION NOT REVOCABLE. Except as provided in Section 8.5, a Deferred Compensation Election Form, once executed and filed with the Committee, cannot be revoked for such Compensation elected to be deferred pursuant to such form.

4.4 VESTING. A Participant will be vested in his entire Deferred Compensation Account balance at all times and will not be subject to forfeiture for any reason.

4.5 NEW ELECTIONS PERMITTED FOR EACH YEAR. A Participant is not required to defer future Compensation by reason of making an election to defer Compensation for current or prior Plan Years. Future Compensation can only be deferred by filing a Deferred Compensation Election Form for the appropriate Plan Year.

4.6 MINIMUM AMOUNTS. The minimum amount of Compensation which may be deferred by an Eligible Participant for any Plan Year is $5,000 for each particular type of Compensation. The maximum amount of Compensation which may be deferred for any Plan Year is 100% of an Eligible Participant's Compensation for such Plan Year.

4.7 ROUNDING. Subject to the minimum deferral requirement (Section 4.6), if a Participant elects to defer less than 100% of a particular type of Compensation for such Plan Year, such deferral will be limited to even dollar amounts rounded to the closest $5,000 increment. In situations where the dollar amount of such particular type of Compensation is not yet fixed or determinable, Participants can elect to defer a stated percentage (%) of such Compensation in 10% increments, subject to rounding to the closest $5,000 increment.

                                        3
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                                    ARTICLE V
                               GENERAL PROVISIONS

5.1 NO RIGHT TO PAYMENT EXCEPT AS PROVIDED IN PLAN. No Participant, or other Eligible Participant or Beneficiary, shall have any right to any payment or benefit hereunder except to the extent provided in the Plan.

5.2 EMPLOYMENT RIGHTS. The employment rights of any Participant or other Eligible Participant shall not be enlarged, guaranteed or affected by reason of the provisions of the Plan.

5.3 RECIPIENT UNDER A DISABILITY. If the Committee determines that any person to whom a payment is due hereunder is a minor, or is adjudicated incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due to such person to. be made to the legal guardian for the benefit of the minor or incompetent, without responsibility of the Company or the Committee to see to the application of such payment, unless prior to such payment claim is made therefor by a duly appointed legal representative. Payments made pursuant to such power shall operate as a complete discharge of the Company and the Committee.

5.4 DESIGNATION OF BENEFICIARY. Each Participant may designate any person(s) or legal entity(ies), including his estate, as his Beneficiary under the Plan in writing to the Committee. A Participant may at any time revoke or change his designation of Beneficiary by writing to the Committee. If no person or legal entity shall be designated by a Participant as his Beneficiary, or if no designated Beneficiary survives him, his estate shall be his Beneficiary.

5.5 ELECTIONS. Any election made or notice given by a Participant pursuant to the Plan shall be in writing to the Committee, or to such representative as may be designated by the Committee for such purpose. Notice shall be deemed to have been made or given on the date received by the Committee or its designated representative.

5.6 EFFECT ON OTHER PLANS. No amount of Compensation withheld under the terms of this Plan shall be included as compensation under any tax-qualified plan sponsored by the Company.

5.7 CONTROLLING LAW. The validity of the Plan or any of its provisions shall be determined under, and it shall be construed and administered according to, the laws of the State of New York.

                                   ARTICLE VI
                         DEFERRED COMPENSATION ACCOUNTS

6.1 ACCOUNTS. Amounts invested in any Investment Option may be transferred annually among any available Investment Option (including a transfer to/from the Phantom Share Investment Option) in accordance with procedures established by the Committee. Such transfer election may be made only within the 10-business day period commencing on the first business day of November of each year.

        An Investment Option election shall remain in effect for future Deferred Compensation (including amounts deferred in subsequent Plan Years) unless and until a new Investment Option Election is filed with the Committee.

6.2 ADJUSTMENTS TO ACCOUNTS. The balance in a Participant's Deferred Compensation Account at any time will be calculated on a daily basis by:
        (i) aggregating all current or prior Plan Years Deferred Compensation elected pursuant to ARTICLE IV; (ii) adding or subtracting thereto the cumulative interest equivalent, whether positive or negative, earned on such Deferred Compensation computed in accordance with the rules of Sections 6.3, 6.4 and 6.5.; and (iii) from such total obtained, subtracting the aggregate payments made to the Participant in current or prior Plan Years in accordance with ARTICLE VIII and ARTICLE X.

6.3 INVESTMENT OF DEFERRED COMPENSATION. Deferred Compensation shall be "theoretically invested" under any Investment Options described below as elected by the Participant.

6.4 PRIME RATE INVESTMENT OPTION. Interest equivalents, equal to the product of (i) the Daily Prime Rate and (ii) the

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        Deferred Compensation balance existing as of the end of the previous day in the Prime Rate Investment Option, shall be credited each day to a Participant's Deferred Compensation Account.

6.4(a) DAILY PRIME RATE. Expressed as a percentage, the "Daily Prime Rate" as described in Section 6.4 will be calculated by dividing the "base rate" of interest announced publicly by Citibank, N.A. in New York, N.Y. (or the prime or base rate of another large commercial bank selected by the Committee), as in effect on the last business day of each month, by 360.

6.5 PHANTOM SHARE INVESTMENT OPTION. Interest equivalents shall be credited to or subtracted from amounts in the Phantom Share Investment Option on a daily basis. Such daily interest equivalents shall be equal to the product of (i) the aggregate number of Phantom Shares in a Participant's Phantom Share Investment Option at the close of business on the PRECEDING calendar day and (ii) an amount equal to (a) the Market Price of Shares on the current calendar day, plus (b) dividends paid or payable, as defined in Section 6.5(c), with respect to a single Share on such CURRENT calendar day, minus (c) the Market Price of Shares on the PRECEDING calendar day. For purposes of comparability, the above calculation shall be adjusted for any stock splits or stock dividends occurring during the current calendar day which affects the number of Phantom Shares a Participant held on the PRECEDING calendar day.

6.5(a) PHANTOM SHARES GRANTED TO PARTICIPANT. Unless the transition rule for exchanging existing stock rights applies (pursuant to Section 6.9), and subject to the Phantom Share Cumulative Dollar Limitation contained at
        Section 6.10(b), the number of Phantom Shares granted to a Participant will be determined by dividing the dollar amount of Deferred Compensation allocated to the Phantom Share Investment Option by the Conversion Price. Such total amount of Phantom Shares determined will then be rounded to the next one-tenth (1/10) Phantom Share.

6.5(b)  CONVERSION PRICE. Other than Compensation being deferred pursuant to
        Section 6.9, the Conversion Price of Shares used to calculate the number of Phantom Shares to be added to a Participant's Deferred Compensation Account will be the closing Market Price of Shares at the end of the business day within the Plan Year where such Deferred Compensation would otherwise have been paid to the Participant if he had not elected to participate in the Plan.

6.5(c)  DIVIDENDS REINVESTED IN PHANTOM SHARE INVESTMENT OPTION. For purposes of
        Section 6.5, dividends "paid or payable" shall mean either in cash or property, but shall exclude stock dividends or stock splits, as the case may be. Further, dividends paid or declared payable on the preceding day will be treated as automatically reinvested in Shares as of the end of such day at the closing Market Price of Shares; provided the Participant's account held Phantom Shares on the last day the Company declares as the date stockholders of record are entitled to receive such dividend on Shares (i.e., the "ex-dividend" date).

6.5(d) OTHER DILUTIVE AND ANTI-DILUTIVE TRANSACTIONS AFFECTING PHANTOM SHARES. In addition to Section 6.5(c), and subject to other provisions in the Plan, the Committee has the discretion to make appropriate adjustments to a Participant's account invested in the Phantom Share Investment Option where a "capital transaction" or "corporate reorganization" has the affect of changing the economic equivalent number of Phantom Shares that a Participant has been credited under the Plan.

        The Committee shall make an adjustment to each Participant's account so affected (if any), either positive or negative as the case may be, to ensure that neither unintended economic benefits nor detriments are conferred on a Participant solely by reason of such capital transaction or corporate reorganization.

6.5(e)  CAPITAL TRANSACTION OR CORPORATE REORGANIZATION. Solely for purposes of
        Section 6.5(d), a "capital transaction" or "corporate reorganization" shall not be limited to its ordinary meaning if in fact a Participant would be conferred an economic benefit or detriment by some other corporate transaction which is not literally considered a capital transaction or corporate reorganization under common business usage of said terms.

6.6 EQUITY FUND INVESTMENT OPTION. Interest equivalents, equal to the product of (i) the daily published total return for the Oakmark Fund and
        (ii) the Deferred Compensation balance existing as of the end of the previous day in the Equity

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        Fund Investment Option, shall be credited each day to a Participant's
        Deferred Compensation Account.

6.7 FIXED-INCOME FUND INVESTMENT OPTION. Interest equivalents, equal to the product of (i) the daily published total return for the PIMCo Total Return Fund and (ii) the Deferred Compensation balance existing as of the end of the previous day in the Fixed-Income Fund Investment Option, shall be credited each day to a Participant's Deferred Compensation Account.

6.8 OTHER INVESTMENT OPTIONS. The Committee may make other Investment Options available under the Plan from time to time. Earnings (losses) shall be credited to (subtracted from) amounts invested in such other Investment Options on a daily basis as determined by the Committee.

6.9 TRANSITION RULE FOR CONVERTING EXISTING. RIGHTS (OR DERIVATIVE RIGHTS) TO SHARES. For purposes of establishing a Participant's Deferred Compensation Account, a transition rule shall apply for Participants electing to exchange and convert stock options, SARs, warrants and other rights to Shares (or derivative rights) granted pursuant to the Folksamerica Holding Company, Inc. Long-Term Incentive Plan or other contractual agreement between the Company and the Participant (collectively "Existing Options").

6.9(a) ELECTION TO EXCHANGE AND CONVERT EXISTING OPTIONS. Eligible Participants can, upon written election, choose to exchange and convert their Existing Options either for Phantom Shares granted pursuant to this Plan and calculated as set forth in the "Phantom Share Conversion Formula" contained in Section 6.9(c) or alternatively, or in combination with the Phantom Share Conversion Option, elect to exchange and convert Existing Options into any other Investment Option allowed under the Plan, calculated as set forth in the "Dollar Equivalent Conversion Formula" contained in Section 6.9(d). Such conversion privilege is still subject to all other provisions of this Plan, including the minimum deferral rules of Article IV and Article VIII, the 365 day advance notice requirement in Section 4.2(ii) and the Phantom Share Cumulative Dollar Limitation in Section 6.10(b).

6.9(b)  CONVERSION PRICE FOR EXCHANGING EXISTING OPTIONS. Solely for purposes of
        Section 6.9, and in addition to the irrevocable election to exchange and convert Existing Options pursuant to Section 6.9(a), the Conversion Price of Shares used to calculate the number of Phantom Shares to be added to a Participant's Deferred Compensation Account will be the closing Market Price of Shares at the end of the business day elected by the Participant and stated in the Deferred Compensation Election Form filed with the Committee. Each Participant must select one of two allowable dates to calculate the amount of Compensation being converted into this Plan:

             1) the same date the election to irrevocably convert Existing
                Options is made pursuant to Section 6.9(a); or

             2) Depending on the type of Compensation being converted, the appropriate "Trigger Date" as the term is defined in Section 4.2(ii).

6.9(c)  PHANTOM SHARE CONVERSION FORMULA.

                     ([$A - $B] /$A) x C SUB(sh) = D SUB(sh)

        Where $A = Conversion Price of Shares as defined in Section 6.5(b) or 6.9(b)

        Where $B = Weighted average exercise price for Shares under Existing Options

        Where C SUB(sh) Total Shares Participant could have purchased using Existing Options

        Where D SUB(sh)=Total Phantom Shares issued to Participant in exchange for Existing Options

6.9(d)  DOLLAR EQUIVALENT CONVERSION FORMULA.

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                            [$A - $B] x C SUB(sh)=$D

        Where $A = Conversion Price of Shares as defined in Section 6.5(b) or 6.9(b)

        Where $B = Weighted average exercise price for Shares under Existing Options

        Where SUB(sh) = Total Shares Participant could have purchased using Existing Options

        Where $D = Total Dollar Equivalent credited to the applicable Investment Option

6.9(e) LEGAL RIGHTS AFTER EXCHANGING EXISTING OPTIONS. Notwithstanding anything to the contrary, a Participant who makes an irrevocable election to convert Existing Options pursuant to Section 6.9 herein understands that they are forfeiting all legal rights to such Existing Options that they held immediately prior to making the election to convert such Existing Options into this Plan.

6.10 INVESTMENT OPTION ELECTION. Amounts invested in any Investment Option may be transferred annually among any available Investment Option (including a transfer to/from the Phantom Share Investment Option) in accordance with procedures established by the Committee. Such transfer election may be made only within the 10-business day period commencing on the third business day following release of the Company's third quarter financial information.

        An Investment Option election shall remain in effect for future Deferred Compensation (including amounts deferred in subsequent Plan Years) unless and until a new Investment Option Election is filed with the Committee.

6.10(a) INVESTMENT OPTION ALLOCATION. Subject to the Phantom Share Cumulative
        Dollar Limitation contained at Section 6.10(b), each Participant can elect to allocate each type of Deferred Compensation for a particular Plan Year among the available Investment Options as described in Sections 6.4, 6.5, 6.6, 6.7 and 6.8. However, if more than one Investment Option is selected for a type of Deferred Compensation such allocation cannot be less than $5,000 with respect to any one Investment Option so elected.

6.10(b) PHANTOM SHARE CUMULATIVE DOLLAR LIMITATION. Notwithstanding a
        Participant's ability to allocate Deferred Compensation among the available Investment Options, a Participant's election to invest Deferred Compensation in the Phantom Share Investment Option may be limited (either in whole or in part) as described hereupon separation from service due to either termination, normal retirement, death or disability; or

        (i) Without requiring authorization from the Board of Directors, but subject to all other provisions in this Plan, a Participant may continue to invest Deferred Compensation in the Phantom Share Investment Option to the extent the portion of a Participant's Deferred Compensation Account balance invested in the Phantom Share Investment Option does not have a fair market value which exceeds twenty million dollars ($20,000,000.00).

        (ii) Unless authorized by the Board of Directors, a Participant is precluded from investing additional Deferred Compensation in the Phantom Share Investment Option if the portion of a Participant's Deferred Compensation Account balance previously invested in the Phantom Share Investment Option has a fair market value which exceeds twenty million dollars ($20,000,000.00).

6.11 DELETION OF INVESTMENT OPTIONS. Except as provided in Section 15.2, the Committee cannot delete or alter the terms of an available Investment Option without the written permission of those Participants affected by such proposed amendment whose Deferred Compensation is invested in such Investment Option.

6.12 EFFECT ON OTHER PLANS. If, because of a Participant's deferral of Compensation under this Plan, a Participant's benefits in any other employee benefit plan of the Company (either qualified or nonqualified) are reduced, the Company shall provide a supplemental credit. Such supplemental credit however, shall not be provided through this Plan but through some other plan, agreement or other mechanism as the Committee deems appropriate.

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                                   ARTICLE VII
                         PARTICIPANTS' RIGHTS UNSECURED

7.1 UNSECURED CREDITORS. Amounts credited to Deferred Compensation Accounts shall be dealt with in all respects as working capital of the Company. Therefore, the right of a Participant to receive any distribution hereunder shall be an unsecured claim against the general assets of the Company.

7.2 NO ACTUAL INVESTMENT REQUIRED. Subject to ARTICLE XVI, no assets of the Company shall in any way be held in trust for, or be subject to, any prior claim by a Director, an Officer, or a Key Employee, or his Beneficiary(ies) under the Plan. Further, neither the Company nor the Committee shall have any duty whatsoever to invest any amounts credited to any Deferred Compensation Accounts established under the Plan.

                                  ARTICLE VIII
                        PAYMENT OF DEFERRED COMPENSATION

8.1 COMMENCEMENT OF BENEFITS. Subject to Section 8.1(a), when, and at the same time, an Eligible Participant elects to defer Compensation for any particular Plan Year, he shall also elect on the "Deferred Compensation Election Form" to have the portion of his Deferred Compensation Account balance attributable to such current Plan Year deferral commence to be paid on the first day of the Plan Year following the Plan Year in which the EARLIER event occurs:

        (i) upon separation from service due to either termination, normal retirement, death or disability; or

        (ii)   upon the date such Participant attains a selected age.

8.1(a) 365 DAY MINIMUM DEFERRAL PERIOD. Notwithstanding the time elected for the commencement of benefits pursuant to Section 8.1, commencement of benefits will not occur prior to the expiration of a 365 day period beginning the day after the date on which an election to defer compensation became effective as provided in this Plan.

8.2 PAYMENT METHOD ELECTION. At the time the deferral election is filed pursuant to ARTICLE IV, Participants must also elect the method of receiving payment of their Deferred Compensation Account balance upon the first day of the Plan Year following the expiration of the elected deferral period. Each Participant shall elect to receive payment of their account either in:

        (i) one lump sum on the benefit commencement date;

        (ii) annual installments, with interest, over a specified period (determined in accordance with Section 8.3), beginning on the commencement date; or

        (iii) an annual installment/lump-sum combination where 25%, 50% or 75% of the Deferred Compensation Account balance is paid in annual installments over a specified period (determined in accordance with Section 8.3), beginning on the commencement date, and the remaining balance is paid in lump-sum, with accrued interest, at the end of the elected payment period.

8.2(a) INSTALLMENT PAYOUT FORMULA. If a Participant selects payment option (ii) or (iii) of Section 8.2, the annual installment amount for a particular Plan Year will be computed as follows:

                     $W = ($X / [Y SUB(yr) - Z SUB(yr)] )

        Where $W = Installment amount received by Participant in a particular Plan Year.

        Where $X = Participant's Deferred Compensation Account balance at the end of the prior Plan Year.

        Where Y SUB(yr) = Number of years originally elected by Participant for the payment period. Where Z SUB(yr) = Number of years in the elected payment period already elapsed.

8.2(b) DEFERRAL ELECTION OVERRIDE. Notwithstanding anything contained herein to the contrary, with respect to any deferral election effective for Compensation earned after 1996, in the event that any amounts payable to a Participant hereunder (when aggregated with any other remuneration) would not be deductible by the Company as a result of Code Section 162(m), such amounts shall not be paid until the first Plan Year in which the amount would be deductible under Code Section 162(m).

8.3 PAYMENT PERIOD ELECTION. At the time an Eligible Participant elects to be a Participant for any Plan Year, he shall concurrently elect the number of years, up to a maximum of fifteen (15), over which his Deferred Compensation Account shall be paid out upon the expiration of the Deferral Period.

8.3(a) AUTOMATIC PAYMENT PERIOD OVERRIDE. Notwithstanding the Participant's payment period election pursuant to Section 8.3, in the case of termination for cause (Section 8.6) or death of a Participant (ARTICLE
        X), such payment period election will be automatically changed to the lump-sum option contained at Section 8.2(i).

8.4 PAYMENT DENOMINATION. All payments made to Participants shall be paid solely in cash.

8.5 CHANGE OF PRIOR ELECTIONS. Subject to the consent of the Committee, an Eligible Participant may file a request to change his prior election with respect to the timing of commencement of benefits (Section 8.1), payment method (Section 8.2) and/or payment period (Section 8.3). Such new election must be filed with the Committee at least 365 days prior to the date on which payment of benefits would commence under either the original or the revised election. Only one such request will be approved with respect to any Participant.

8.6 TERMINATION FOR CAUSE. Notwithstanding the payment period election made under Section 8.3, if a Participant is terminated for cause as determined by the Committee, payment of the entire amount remaining in his Deferred Compensation Account for all Plan Years shall be made in one lump sum on the first day after the end of the Plan Year in which termination occurred. Termination for cause shall include gross negligence, willful misconduct and fraud against the Company or any of its subsidiaries.

8.7 HARDSHIP WITHDRAWAL. Upon application of any Participant and approval thereof by the Committee, the Participant may withdraw, by reason of hardship, part or all of his Deferred Compensation Account. "Hardship" shall mean an unanticipated emergency situation in the Participant's financial affairs beyond the Participant's control, including illness or an accident involving the Participant, his dependents or other members of his family, or other significant financial emergency, as determined by the Committee in its sole discretion.

8.8 ACCRUED INTEREST PERIOD, For purposes of determining the benefits to be paid to Participants under ARTICLES VIII and X, interest on such Deferred Compensation Account balance will continue to accrue through the end of November in the Plan Year prior to the Plan Year in which payment of benefits will be made. Interest for the month of December in the Plan Year prior to the Plan Year in which payment of benefits will be made is calculated by using the following formula:

                              [$X x Y% ] x 30 = $Z

        Where $X = Participant's Deferred Compensation Account balance at November 30th

        Where Y% = Daily Prime Rate (see Section 6.4(a)) in effect on November 30th

        Where $Z = Additional accrued interest due Participant for the month of December

                                   ARTICLE IX
                                 VALUATION DATE

9.1 VALUATION. As of each Valuation Date, the Deferred Compensation Account of each Participant shall be valued by the Committee. The current value, and the change in value from the prior valuation (whether positive or negative), shall be communicated in writing to each Participant within forty-five (45) days after such Valuation Date.

9.2 VALUATION DATES. A Valuation Date shall, at a minimum, be four times during a Plan Year ending on each of the quarterly periods March 31, June 30, September 30 and December 31.

                                    ARTICLE X
                              DEATH OF PARTICIPANT

        Notwithstanding the payment period election made under Section 8.3, a Participant's estate or designated Beneficiary shall be paid the value of his Deferred Compensation Account in one lump sum as of the first day after the end of the Plan Year in which his death occurred. Interest on such balance shall be determined in accordance with the rules contained in Section 8.8.

                                   ARTICLE XI
                                   ALIENATION

        Anticipation, alienation, sale, transfer, assignment, pledge or other encumbrance of any payments or benefits under the Plan shall not be permitted or recognized, and to the extent permitted by law, no such payments or benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same.

                                   ARTICLE XII
                                 TAX WITHHOLDING

12.1 WITHHOLDING. Subject to Sections 12.2 and 12.3, The Company shall deduct from all payments under this Plan each Participant's share of any taxes required to be withheld by any Federal, state or local government. The Participants and their Beneficiaries, distributees and personal representatives will bear any and all Federal, foreign, state, local income taxes or any other taxes imposed on Participants on amounts under this Plan.

12.2 FICA TAXES. Pursuant to Code Section 3121(v), Compensation deferred pursuant to this Plan is subject to FICA withholding at the time of deferral rather than at the time of distribution to the Participant. Accordingly, all Participants who have not yet reached the maximum compensation levels subject to FICA withholding at the time Compensation is deferred herein will be required to pay (by payroll deduction or check) to the Company the Participant's share of FICA taxes due and payable.

12.3 TAXES DUE AT DEFERRAL DATE OTHER THAN FICA TAXES. If any of the taxes referred to in Section 12.1 are due at the time of deferral, instead of at the time of payout, the Participant will be required to pay (by payroll deduction or check) to the Company the Participant's share of any such taxes then due and payable.

                                  ARTICLE XIII
                                     CONSENT

        By electing to become a Participant, each Director, Officer and Key Employee shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company, the Board or the Committee with regard to the Plan. Such terms and consent shall also apply to, and be binding upon, the Beneficiaries, distributees and personal representatives and other successors in interest of each Participant.

                                   ARTICLE XIV
                                  SEVERABILITY

        In the event any provision of this Plan would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain the particular provision that would make it invalid.

                                   ARTICLE XV
                            AMENDMENT AND TERMINATION

15.1 BOARD MAY AMEND OR TERMINATE. Subject to Sections 15.2 and 15.3, the Board of Directors may at any time modify or amend any or all of the provisions of the Plan or may at any time terminate the Plan.

15.2 (i) INVESTMENT OPTIONS. Notwithstanding Section 15.1, the Board of Directors cannot delete or alter the terms of the Investment Options, contained herein at Sections 6.4, 6.5, 6.6, 6.7 and 6.8, without the written permission of those Participants, whose Deferred Compensation Account is invested in such Investment Option(s), who would be affected by such proposed amendment. However, nothing contained herein shall prevent the Board of Directors from substituting a new investment option for the Phantom Share Investment Option if the common stock of the Company (currently Shares) is not publicly traded on a nationally recognized stock exchange. In the event of such an occurrence, the Board of Directors shall have the sole authority to substitute a new Investment Option and allow only those Participants affected to transfer their Phantom Share account balance to another Investment Option if the substituted Investment Option is not acceptable to the particular Participant.

        (ii) FIDUCIARY GUIDELINES. Notwithstanding Section 15.1 and Section 15.2(i), the Board of Directors will not make amendments or terminate the Plan if such amendments or termination would reduce a Participant's balance in his Deterred Compensation Account. Further, the Board of Directors will not make amendments which would in any way eliminate the express requirement in Section 16.1 requiring the establishment of a Rabbi Trust in the event of a Change of Control if one has not previously been established.

15.3 TERMINATION. In the event of termination of the Plan, the Committee shall give written notice to each Participant that the entire balance in his Deferred Compensation Account will be distributed in the manner initially elected by each Participant pursuant to ARTICLE VIII. Further, pursuant to the responsibility vested with the Committee as stated in
        Section 17.1, the Committee will evaluate the advisability of establishing a Rabbi Trust, if one does not already exist, in light of the circumstances that caused the Board of Directors to terminate the Plan.

                                   ARTICLE XVI
                                CHANGE OF CONTROL

16.1 FUNDING OF TRUST. Notwithstanding ARTICLE VII, upon a "Change of Control" as defined in Section 16.2, the Board of Directors is required to cause the immediate contribution of funds to a trust, if not previously established (i.e. "Rabbi Trust" established in accordance with Rev. Proc. 92-64 (or any successor) or other funding mechanism approved by the Internal Revenue Service which would not result in Plan Participants being in constructive receipt of income) for the benefit of each Plan Participant, as beneficiary. The assets of such trust shall at all times be subject to the claims of general creditors of the Company. Such contribution will be equal to the balance in each Participant's Deferred Compensation Account as of the Change of Control date. Further, if the Plan is not terminated upon such Change of Control, the Company will continue to contribute to the trust, on a monthly basis, the amount of Compensation being deferred by each Participant after the Change of Control.

16.2 CHANGE OF CONTROL. For purposes of this Plan, a "Change of Control" shall occur if:

        (i) any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than Fund American Enterprises Holdings, Inc. (through its affiliate White Mountains Holdings, Inc.), Folksam Mutual General Insurance Company, Wiener Staedtische Allgemeine Versicherung, P & V Assurances S.C., Forsikringsaktieselskapet Samvirke or the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under such Exchange Act) of fifty percent (50%) or more of the Company's then outstanding Shares;

        (ii) As defined in Section 16.3, the "Incumbent Board of Directors", cease to constitute a majority of the Board of Directors of the Company; or

        (iii) the business of the Company for which the Participant's services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including stock of a subsidiary of the Company).

16.3 INCUMBENT BOARD OF DIRECTORS. Incumbent Board of Directors shall mean those individuals who, as of January 1, 1997, constituted the Board of Directors or, alternatively, those members elected or nominated after January 1, 1997 who were approved for such election or nomination by a vote of at least a majority of the directors then comprising the Incumbent Board of Directors. Further, individuals shall be excluded whose initial assumption of office is or was in connection with an actual or threatened election contest relating to the election of the directors of the Company (as used in rule 14a-11 under the Securities Exchange Act of 1934).

                                  ARTICLE XVII
                               PLAN ADMINISTRATION

17.1 COMMITTEE. The general administration of the Plan, the decision to establish a trust and the responsibility for carrying out its provisions shall be placed in the Committee.

17.2 DETERMINATIONS OF THE COMMITTEE. Subject to the limitations of the Plan, the Committee shall from time to time establish rules for the administration and interpretation of the Plan and the transaction of its business. The determination of the Committee as to any disputed question shall be conclusive.

17.3 MAJORITY VOTE. Any act which the Plan authorizes or requires the Committee to do may be done by a majority (expressed from time to time by a vote at a meeting or in writing without a meeting) and shall constitute the action of the Committee, and shall have the same effect for all purposes as if assented to by all members of the Committee.

17.4 AUTHORIZATION OF COMMITTEE MEMBERS. The members of the Committee may authorize one or more of their number to execute or deliver any instrument, make any payment, or perform any other act which the Plan authorizes or requires the Committee to do.

17.5 AGENTS. The Committee may employ or retain agents to perform such clerical, accounting, and other services as they may require in carrying out the provisions of the Plan.

17.6 COSTS. Any and all such costs in administering this Plan will be paid and incurred by the Company.

17.7 NOTICES. All written notices or elections as required herein shall be sent either by U.S. mail, overnight carrier service or personal delivery to the address below:

                       Folksamerica Holding Company, Inc.
                          One Liberty Plaza, 19'h Floor
                               New York, NY 10006
                               Attention: [     ]

                                                                     EXHIBIT # 1

                       FOLKSAMERICA HOLDING COMPANY, INC.
                    DEFERRED COMPENSATION PLAN ELECTION FORM


Participant Name:_______________________________ Soc. Sec.#:____________________

Primary Beneficiary Name(s):____________________ Relationship:__________________

Contingent Beneficiary Name(s):_________________ Relationship:__________________

I. FUTURE COMPENSATION DEFERRAL ELECTION

     This election is made pursuant to Article IV of the FOLKSAMERICA HOLDING COMPANY, INC. VOLUNTARY DEFERRED COMPENSATION PLAN (the "Plan"), adopted August [ ], 1997. Effective for the 1997 Plan Year (1/1/97 to 12/31/97), the
Participant irrevocably consents to defer the following type(s) of compensation which would otherwise be payable to the Participant in the amount(s) disclosed herein:

                                                                         Allocated To The Following:

                                                                  % To       % To       % To         % To
                                               $ Amount or %      Prime     Phantom     PIMCo       OakMark
Type Of Compensation Deferred                 Amount Deferred     Rate       Share    Bond Fund   Equity Fund
-----------------------------                 ---------------   ---------   -------   ---------   -----------
1.  Base Salary (elect by 12/31)              _______________   _________   _______   _________   ___________
2.  Cash Bonus (elect by 12/31)               _______________   _________   _______   _________   ___________
3.  Performance Shares (in LTIP)              _______________   _________   _______   _________   ___________
3a. Performance Shares in Excess of Code
      Section 162(m) Limits                         100%
4.  Nonqualified Stock Options (in LTIP)      _______________   _________   _______   _________   ___________
5.  Warrants                                  _______________   _________   _______   _________   ___________
6.  Director's Fees
7.  Other: __________________                 _______________   _________   _______   _________   ___________

EMPLOYEE INSTRUCTIONS PERTAINING TO CONVERSION OF LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS BEING CONVERTED TO THE PLAN PURSUANT TO SECTION 6.6

________________________________________________________________________________

________________________________________________________________________________

II. SIGNIFICANT PLAN LIMITATIONS

1. The minimum deferral for each type of compensation listed above is $5,000 for each Plan Year.

2. Dollar amounts must be in $5,000 increments for each type of compensation if deferral is less than 100%, of the total amount.

3. Percentages must be in 10% increments, subject to the $5,000 minimum rule (point #1) and $5,000 increment rule (point #2).

4. The $5,000 increment rule also applies to allocations between the four (4) investment options.

5. If base salary is being deferred, such total amount will be deducted pro rata from each paycheck.

7. An election to convert any outstanding LTIP awards must be made at least 365 days prior to the date the LTIP award either vests, becomes payable or expires, as the case may be. (See Article VI of the Plan for guidance).

8. If an election to convert outstanding LTIP awards is being made, a Participant also must elect one of two allowable dates to determine the actual compensation amount being credited to a Participant's account (See
     Part VI below).

9 If a Participant separates from service due to death or termination for cause, a lump-sum distribution will be made notwithstanding an alternative payment method and period selected by the Participant in Part IV below.

10. Deferral of Performance Share payments in excess of Code Section 162(m) limits are mandatory for all participants. This election automatically defers the applicable amount of Performance Shares payable to participants to the extent that any Performance Share payout would result in the participant receiving compensation in excess of the amount deductible by the Company in any Plan Year.

III. COMPENSATION DEFERRAL PERIOD ELECTION

     The Participant hereby elects to defer the receipt of such compensation (including interest credited during the deferral period) until the first day of the Plan Year (the "commencement date") following the Plan Year in which the EARLIER of the following events occur:

1) separation from service from Folksamerica Holding Company, Inc. or its subsidiaries due to retirement, death, termination or disability; or
2) attaining the age of_____________(see note) selected by the Participant.

NOTE: Benefits credited in 1997 will commence payout no earlier than January 1, 1999.

IV. PAYMENT PERIOD & PAYMENT METHOD ELECTIONS

     Participant understands that payment of the deferred compensation account balance can be received: option #1) in one lump-sum on the commencement date; option #2) in annual installments, with interest, over a maximum 15 year period beginning on the commencement date (i.e. 1/15th of account balance is paid out in the first year, 1114th of remaining balance is paid out in the second year, 1/13th is paid out in the third year, etc.); or option #3) in a lump-sum/annual installment combination where 25%, 50% or 75% is paid out in annual installments, with interest, over a maximum 15 year period beginning on the commencement date using the same payout formula as in option #2 (i.e. 1/1 51h, 1/1 4th, 1/13th, etc.) with the balance, with interest, paid out in lump-sum at the end of the payment period so elected.

Participant hereby elects option #______________ (either 1, 2 or 3) over _____________ years (max. of 15); with_______________ (either 25%, 50% or 75%)
paid out in annual installments; with the residual balance paid out in lump sum at the end of the payout period.

V. TIMING ELECTION FOR CONVERTED LTIP AWARDS

In conjunction with a Participant's irrevocable election to convert LTIP awards into this Plan, the Participant concurrently elects the following fixed date on which the amount of compensation being converted will be calculated (check one box only): PLEASE REFER TO SECTIONS 6.6(b) AND 4.2(ii) OF THE PLAN.

                         Option #1 ) ____ Option #2 ____

OPTION #1: The same date this election to irrevocably convert such LTIP award is being made.

OPTION #2: Depending on the type of compensation: a) the date the award is no longer subject to a risk of forfeiture (e.g. restricted stock); or 2) the lapse date or expiration date (e.g. stock options or SARs); or 3) the date deemed earned and payable by the Board of Directors (e.g. performance shares and performance units).

VI. PARTICIPANT ACKNOWLEDGMENT

     Upon the execution of this election form, the Participant hereby acknowledges receipt of a copy of the Plan, and more importantly, understands the rules and restrictions contained in the Plan which effect the Participant's rights to control over such amounts elected to be deferred herein.

PARTICIPANT SIGNATURE:_______________________________ Date:__________________

ACKNOWLEDGED BY:_____________________________________ Date:__________________

                  PLEASE RETURN THIS FORM TO THE PERSON BELOW:
                       Folksamerica Holding Company, Inc.
                          One Liberty Plaza, 19'h Floor
                               New York, NY 10006

                                 Attention: [ ]